EXHIBIT 5.5

[Letterhead of Willkie Farr & Gallagher LLP]

July 28, 2011

Teva Pharmaceutical Industries Limited

Teva Pharmaceutical Finance III, LLC

Teva Pharmaceutical Finance IV, LLC

Teva Pharmaceutical Finance II B.V.

Teva Pharmaceutical Finance III B.V.

Teva Pharmaceutical Finance IV B.V.

Teva Pharmaceutical Finance V B.V.

c/o Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva”), Teva Pharmaceutical Finance III, LLC, a Delaware limited liability company (“Teva Finance III LLC”), Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (“Teva Finance IV LLC” and, together with Teva Finance III LLC, the “LLCs”), Teva Pharmaceutical Finance II B.V., a Curaçao private limited liability company (“Teva Finance II BV”), Teva Pharmaceutical Finance III B.V., a Curaçao private limited liability company (“Teva Finance III BV”), Teva Pharmaceutical Finance IV B.V., a Curaçao private limited liability company (“Teva Finance IV BV”), and Teva Pharmaceutical Finance V B.V., a Curaçao private limited liability company (“Teva Finance V BV” and, together with Teva Finance II BV, Teva Finance III BV and Teva Finance IV BV and the LLCs, the “Finance Subsidiaries”), in connection with the preparation and filing of the Registration Statement on Form F-3 by Teva and certain of the Finance Subsidiaries with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on December 4, 2008, and the preparation and filing of Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 (such Registration Statement as so amended, the “Registration Statement”) by Teva and the Finance Subsidiaries (together, the “Companies”) with the Commission pursuant to the Act today for the purpose of adding Teva Finance IV BV and Teva Finance V BV (together, the “Additional Teva Finance BVs”) as registrants under the Registration Statement and providing for the registration of the sale from time to time by each of the Additional Teva Finance BVs of (i) senior debt securities (the “Additional Teva Finance BV Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, an “Additional Teva Finance BV Senior Indenture”) to be executed by the applicable

Teva Pharmaceutical Industries Limited

    and the Finance Subsidiaries

July 28, 2011

Additional Teva Finance BV, Teva and The Bank of New York Mellon, as trustee, and (ii) subordinated debt securities (the “Additional Teva Finance BV Subordinated Debt Securities,” and together with the Additional Teva Finance BV Senior Debt Securities, the “Additional Teva Finance BV Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, an “Additional Teva Finance BV Subordinated Indenture,” and together with the Additional Teva Finance BV Senior Indentures, the “Additional Teva Finance BV Indentures”) to be executed by the applicable Additional Teva Finance BV, Teva and The Bank of New York Mellon, as trustee.

For purposes of the opinions hereinafter expressed, we have examined copies of the forms of the Additional Teva Finance BV Indentures, the Registration Statement and originals or copies, certified and otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of Teva and the Additional Teva Finance BVs and upon certificates of public officials.

In making the examinations described above, we have assumed the genuineness of all signatures, the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

In connection with all of the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors (or the relevant equivalent) with respect to the relevant Company shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (iii) such parties shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties; (iii) upon the execution and delivery by such parties other than the Companies of such documents, that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statement shall have been automatically declared effective and such effectiveness shall not have been terminated or rescinded; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Companies with the terms of such security will violate any applicable law or will result in a violation of any

Teva Pharmaceutical Industries Limited

    and the Finance Subsidiaries

July 28, 2011

provision of any instrument or agreement then binding upon the relevant Company, or any restriction imposed by any court or governmental body having jurisdiction over the relevant Company.

Based upon and subject to the foregoing, we are of the opinion that when an Additional Teva Finance BV Indenture has been duly authorized, executed and delivered by the parties thereto, and when the specific terms of a particular series of Additional Teva Finance BV Debt Securities have been duly authorized and established in accordance with such Additional Teva Finance BV Indenture and such Additional Teva Finance BV Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such Additional Teva Finance BV Indenture and any applicable underwriting or other agreement, such Additional Teva Finance BV Debt Securities will constitute valid and binding obligations of the applicable Additional Teva Finance BV, and Teva’s Guarantee under such Additional Teva Finance BV Indenture with respect to such Additional Teva Finance BV Debt Securities will constitute the valid and binding obligation of Teva, enforceable against the applicable Additional Teva Finance BV and Teva in accordance with its terms.

Our opinions set forth herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to issuers of securities of the nature of the securities described herein.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America and the laws of the State of New York, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you solely for your information in connection with the above matter. This letter addresses matters only as of the date hereof, may not be relied upon in any manner by any other person and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP